UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020 (July 7, 2020)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On July 9, 2020, Veritiv Corporation (the “Company,” “we” or “our”) announced certain preliminary financial results for the three and six months ended June 30, 2020. Despite an approximate 30% decline in net sales in the second quarter of 2020 versus the same quarter in 2019, we expect second quarter 2020 Adjusted EBITDA to decline approximately 10% versus the prior year second quarter, and first half 2020 Adjusted EBITDA to increase approximately 20% over the prior year comparable period. We also expect net cash provided by operating activities for the first half of 2020 to be greater than net cash provided by operating activities for the first half of 2019.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Preliminary Nature of Results

The financial results set forth above reflect the Company’s preliminary estimates of certain results for the three and six months ended June 30, 2020 based on currently available information. The Company has not yet finalized its results for such periods, and the Company’s actual results remain subject to the completion of quarter-end closing procedures. While carrying out such procedures, the Company may identify items that require adjustments to its preliminary estimates. As a result, the Company’s actual results could be materially different from those set forth above. Detailed commentary on results for the three and six months ended June 30, 2020 will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Non-GAAP Financial Measures

Adjusted EBITDA reflects our earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments.

Adjusted EBITDA is a non-GAAP financial measure and is not an alternative to net income, operating income or any other measure prescribed by U.S. generally accepted accounting principles (“U.S. GAAP”). Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. Other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. We have not provided a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, because certain items that impact net income cannot be reasonably predicted or estimated at this time, such as income tax expense (benefit). Accordingly, a reconciliation of Adjusted EBITDA to net income is not available without unreasonable effort.

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 7, 2020, the Company committed to a restructuring plan (the “Restructuring Plan”) in response to the impact of the COVID-19 pandemic on our business operations and the ongoing secular changes in our Print and Publishing segments. The Restructuring Plan will result in the reduction of our U.S. salaried workforce by approximately 15% across all business segments and corporate functions, the closure of certain warehouse facilities and retail stores, adjustments to various compensation plans, and other actions. We are implementing the Restructuring Plan to better align our cost structure with ongoing business needs as we execute on our stated corporate strategy. We expect the Restructuring Plan to generate approximately $80 to $90 million in annualized savings beginning in 2021.

We estimate we will make total cash expenditures of between $75 and $90 million in connection with the Restructuring Plan. We expect these costs will consist of approximately $43 to $47 million in employee termination and other one-time compensation costs, $9 to $11 million in real estate exit costs, $8 to $14 million in inventory related costs and $15 to $18 million in other exit costs. We expect to substantially complete the Restructuring Plan by the end of 2020.

The Restructuring Plan announced today is unrelated to our evaluation of alternatives to restructure our integrated supply chain that we previously announced in a current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2020. The supply chain restructuring review is still in process and there are no further updates at this time.

Safe Harbor Provision

Certain statements contained in this current report on Form 8-K regarding expected operating results for the second quarter and first half of 2020, expected costs and savings associated with the Restructuring Plan and the ongoing supply chain restructuring review and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and elsewhere in the Company’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include, among others: the industry-wide decline in demand for paper and related products; adverse impacts of the COVID-19 pandemic and actions taken in response thereto; uncertainties as to the timing, benefits and costs of the Restructuring Plan; the impact of the ongoing review of restructuring alternatives on the Company as a whole or its segments if a further restructuring is completed or if no further restructuring is undertaken or completed; whether the operational or strategic benefits of any further restructuring can be achieved; increased competition from existing and non-traditional sources; the loss of any of our significant customers; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets impacting our Company and our customers; inclement weather, widespread outbreak of an illness or responses thereto, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; and our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time. The Company is not responsible for updating any forward-looking statements contained in this current report on Form 8-K beyond the published date to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date: July 9, 2020	/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary